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Exhibit 1.1

HOLLYWOOD ENTERTAINMENT CORPORATION

$225,000,000

9.625% Senior Subordinated Notes
due 2011

UNDERWRITING AGREEMENT

December 13, 2002

UNDERWRITING AGREEMENT

December 13, 2002

UBS Warburg LLC
Bear, Stearns & Co. Inc.
    c/o UBS Warburg LLC
    299 Park Avenue
    New York, New York 10171-0026

Ladies and Gentlemen:

        Hollywood Entertainment Corporation, an Oregon corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "Underwriters") $225,000,000 aggregate principal amount of its 9.625%% Senior Subordinated Notes due 2011 (the "Notes") of the Company. The Notes will be fully and unconditionally guaranteed pursuant to a guarantee (the "Guarantee" and, together with the Notes, the "Securities") by Hollywood Management Company, an Oregon corporation (the "Guarantor" or the "Subsidiary" and, together with the Company, the "Issuers"). The Securities are described in the Prospectus which is referred to below.

        The Securities are to be issued pursuant to an indenture (the "Base Indenture") dated as of January 25, 2002, among the Issuers and BNY Western Trust Company, as trustee (the "Trustee") as amended and supplemented by the First Supplemented Indenture to be dated as of December 18, 2002 (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), among the Issuers and the Trustee. Copies of the Indenture, in substantially final form, have been delivered to each of the Underwriters.

        The Issuers have filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-74802) including a prospectus, relating to the Securities, which incorporates by reference documents which the Issuers have filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"). The Issuers have prepared a prospectus supplement (the "Prospectus Supplement") to the prospectus included in the registration statement referred to above setting forth the terms of the offering, sale and plan of distribution of the Securities and additional information concerning the Issuers and their business. The Issuers have furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses, containing the prospectus included in the registration statement, as supplemented by a preliminary Prospectus Supplement relating to the Securities, and the documents incorporated by reference therein (each such preliminary prospectus being referred to herein as a "Preliminary Prospectus"). Except where the context otherwise requires, the registration statement referred to above, as amended when it, or the most recent post-effective amendment thereto filed prior to the date hereof, became effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of such registration statement at the time of its effectiveness and also including any registration statement filed pursuant to Rule 462(b) under the Act, are referred to herein as the "Registration Statement", and the prospectus included in the Registration Statement, including all documents incorporated therein by reference, as supplemented by the final Prospectus Supplement relating to the Securities, in the form filed by the Issuers with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), is herein called the "Prospectus". Any reference herein to the Registration Statement, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend", "amendment", or "supplement" with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement or Prospectus or to any amendment or supplement thereto shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

        The Issuers, jointly and severally, and the Underwriters agree as follows:

        1.    Sale and Purchase.    Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Issuers agree to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Issuers the aggregate principal amount of Notes (together with the Guarantee endorsed thereon) set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of 97.125% of the principal amount thereof, plus accrued interest, if any, from December 18, 2002 to the time of purchase (as hereinafter defined). The Issuers are advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Securities as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

        2.    Payment and Delivery.    Payment of the purchase price for the Securities, shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Notes (together with the Guarantee endorsed thereon) to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on December 18, 2002 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "time of purchase". Certificates for the Notes (together with the Guarantee endorsed thereon) shall be delivered to you in global form registered in such names and in such denominations as you shall specify in writing not later than two full business days prior to the time of purchase. For the purpose of expediting the checking of the certificates for the Notes (together with the Guarantee endorsed thereon) by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase. As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.

        3.    Representations and Warranties of the Company.    The Issuers, jointly and severally, represent and warrant to each of the Underwriters that:

          (a)  the Issuers and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Act. The Registration Statement has been filed with the Commission and has been declared effective under the Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all material respects with such Rule. The Issuers have not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose;

          (b)  a Preliminary Prospectus, including a preliminary Prospectus Supplement, has been prepared and filed pursuant to Rule 424(b) of the Act. Such Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, and did not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, such Preliminary Prospectus in reliance on, and in conformity with, written information concerning the Underwriters that was furnished in writing to the Company by UBS Warburg LLC, on behalf of the several Underwriters, specifically for use in the preparation thereof;

          (c)  the Prospectus, including a final Prospectus Supplement, has been or will be prepared and will be filed pursuant to Rule 424(b) of the Act on or before the second business day following the date of this Agreement (or such earlier time as may be required under the Act). Each part of the Registration Statement (other than the documents incorporated by reference therein, which are the subject of Section 3(d)), when such part became or becomes effective or was or is filed with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and the Registration Statement, the Prospectus and the Indenture at the time of purchase, conformed or will conform in all material respects with the requirements of the Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "Trust Indenture Act"). Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission pursuant to Rule 424(b) and at the time of purchase, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished in writing to the Company by UBS Warburg LLC, on behalf of the several Underwriters, specifically for use in the preparation thereof;

          (d)  the documents incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus or any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Act or the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act and Exchange Act, as applicable, and none of such documents contained or contain an untrue statement of material fact or omit or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (e)  copies of the Registration Statement, any Preliminary Prospectus and the Prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the Registration Statement and of each amendment thereto for the Underwriters) have been delivered to the Underwriters and their counsel. The Issuers have not distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Preliminary Prospectus referred to in paragraph (b) above, the Prospectus or any other materials, if any, permitted by the Act;

          (f)    as of the date of this Agreement, the authorized capitalization of the Company as set forth under the heading entitled "Pro Forma" in the section of the Registration Statement and the Prospectus entitled "Capitalization" is true and correct in all material respects and, as of the time of purchase the authorized capitalization of the Company as set forth under the heading entitled "As Adjusted" in the section of the Registration Statement and the Prospectus entitled "Capitalization" will be true and correct in all material respects (subject, in each case, to the issuance of shares of common stock upon the exercise of stock options disclosed as outstanding in the Registration Statement and Prospectus); all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

          (g)  the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Oregon, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus;

          (h)  the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business, assets, properties, prospects, condition (financial or otherwise) or results of operation of the Company and its Subsidiary (as hereinafter defined) taken as a whole (a "Material Adverse Effect"). The Company has no subsidiaries (as defined in the Rules and Regulations) other than the Subsidiary; other than the Subsidiary, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the articles of incorporation and of the bylaws of the Company and the Subsidiary and all amendments thereto have been delivered to you, and no changes therein will be made subsequent to the date hereof and prior to the time of purchase; the Subsidiary has been duly incorporated and is validly existing as a corporation under the laws of the State of Oregon of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; the Subsidiary is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; all of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right; and are owned by the Company subject to no security interest, other encumbrance or adverse claims except as disclosed in the Prospectus and except for security interests granted to the lenders pursuant to the Company's existing senior credit facility; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiary are outstanding;

          (i)    the Company and its Subsidiary are in compliance in all material respects with any laws, orders, rules, regulations and directives issued or administered by any federal, state, local or foreign jurisdictions that are applicable to the Issuers;

          (j)    neither the Company nor its Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (i) its respective charter or by-laws or (ii) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or its Subsidiary is a party or by which either of them or any of their properties is bound, except, in the case of clause (ii) above, for such breaches or defaults which would not have, individually or in the aggregate, a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance and sale of the Securities and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), or result in the imposition of any lien or other security interest or encumbrance under, (i) any provisions of the charter or by-laws of the Company or of its Subsidiary, (ii) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or its Subsidiary is a party or by which either of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or its Subsidiary, except, in the case of clause (ii) above, for such conflicts, breaches or defaults which would not have, individually or in the aggregate, a Material Adverse Effect;

          (k)  each of the Issuers has the full legal right, power and authority to enter into and perform this Agreement and the Indenture and to consummate the transactions contemplated herein and therein, and, without limitation, the Company has all requisite power and authority to issue, sell and deliver the Notes and the Guarantor has all requisite power and authority to issue and deliver the Guarantee; this Agreement has been duly authorized, executed and delivered by each of the Issuers and is a legal, valid and binding agreement of each of the Issuers enforceable in accordance with its terms, except insofar as indemnification provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles and limitations on the availability of equitable remedies;

          (l)    The Indenture has been duly and validly authorized by the Issuers and duly qualified under the Trust Indenture Act and, in the case of the Base Indenture, constitutes a legal, valid and binding obligation of the Issuers, and, in the case of the Supplemental Indenture, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute a legal, valid and binding obligation of each of the Issuers, in each case enforceable against each of the Issuers in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Registration Statement and Prospectus;

          (m)  the Notes have been duly and validly authorized for issuance and sale to the Underwriters by the Company and, when issued, authenticated and delivered by the Company against payment by the Underwriters in accordance with the terms of this Agreement and the Indenture, the Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Registration Statement and Prospectus;

          (n)  the Guarantee has been duly and validly authorized for issuance and sale to the Underwriters by the Guarantor and, when issued and delivered by the Guarantor in accordance with the terms of this Agreement and the Indenture, the Guarantee will be a legal, valid and binding obligation of the Guarantor, entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Guarantee, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Registration Statement and Prospectus;

          (o)  no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Securities or the consummation by the Company of the transactions as contemplated hereby other than qualification of the Indenture under the Trust Indenture Act, registration of the Securities under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD");

          (p)  PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company and its Subsidiary is filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Act;

          (q)  each of the Company and its Subsidiary has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the failure to have or obtain such licenses, authorizations, consents or approvals and make such filings would not have, individually or in the aggregate, a Material Adverse Effect; neither the Company nor its Subsidiary is in violation of, or in default under, any such license, authorization, consent or approval which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (r)  all legal or governmental statutes, regulations, proceedings, contracts, leases or documents involving or affecting the Company or its Subsidiary or either of their respective properties or assets of a character required to be described in the Registration Statement, and Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

          (s)  there are no actions, suits, claims, investigations or proceedings pending or, to the Company's knowledge, threatened to which the Company or its Subsidiary or any of their respective officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency other than actions, suits, claims, investigations or proceedings which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

          (t)    the consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus present fairly in all material respects the financial position of the Company and its Subsidiary as of the dates indicated and the results of operations, changes in financial position, stockholders' equity and cash flows for the periods therein specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as otherwise stated therein). The summary and selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with such financial statements. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Act;

          (u)  subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development which, in the Company's reasonable judgment, is likely to cause a material adverse change, in the business, assets or properties described or referred to in the Registration Statement, or the prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiary taken as a whole, (ii) any transaction which is material to the Company and its

  Subsidiary, taken as a whole, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company and its Subsidiary taken as a whole, incurred by the Company or its Subsidiary, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock (other than as a result of cancellations or exercises of outstanding options under currently existing option plans or issuances of Common Stock under the Company's currently existing Employee Stock Purchase Plan) or any increase in outstanding indebtedness of the Company or its Subsidiary or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. The Company and its Subsidiary, taken as a whole, do not have any material contingent obligation which is not disclosed in the Registration Statement;

          (v)  each of the Company and its Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies that the Company or its Subsidiary is contesting in good faith and for which the Company or its Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or its Subsidiary that would have, individually or in the aggregate, a Material Adverse Effect;

          (w)  the statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company and its Subsidiary believe to be reliable and accurate;

          (x)  each of the Company and its Subsidiary owns or leases all such properties as are necessary to the conduct of its operations as presently conducted; has good title to all real and personal property owned by it, free and clear of all liens, encumbrances and defects, except such as are disclosed in the Registration Statement and Prospectus and except for security interests granted to the lenders pursuant to or allowed to be incurred under the Company's existing senior credit facility or except where the existence of any such liens, encumbrances or defects, individually and in the aggregate, would not have a Material Adverse Effect; and holds valid, subsisting and enforceable leases or subleases for any real property and buildings held under lease by the Company and its Subsidiary, except where the failure to hold any such valid, subsisting and enforceable lease or sublease, individually and in the aggregate, would not have a Material Adverse Effect;

          (y)  each of the Company and its Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Registration Statement and Prospectus, and none of the Company or its Subsidiary has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect;

          (z)  except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Company and its Subsidiary is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (ii) each of the Company and its Subsidiary has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all permits required under any applicable Environmental Laws and each of them is in full force and effect, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or its Subsidiary, threatened against the Company or its Subsidiary under any Environmental Law, (iv) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or its Subsidiary, (v) neither the Company nor its Subsidiary has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law and (vi) no property or facility of the Company or its Subsidiary is (A) listed or proposed for listing on the National Priorities List under CERCLA or is (B) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority;

        For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom;

          (aa) there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or its Subsidiary that is pending or, to the knowledge of the Company or its Subsidiary, threatened;

          (bb) each of the Company and its Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the business in which it is engaged;

          (cc) neither the Company nor its Subsidiary has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or its Subsidiary makes or ever has made a contribution and in which any employee of the Company or of its Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA;

          (dd) each of the Company and its Subsidiary (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals;

          (ee) neither of the Issuers is and, after giving effect to the offering and sale of the Securities, neither will be an "investment company" or a "promoter" or "principal underwriter" for an "investment company," or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "Investment Company Act");

          (ff)  neither the Company or its Subsidiary (or any agent thereof acting on their behalf other than the Underwriters, as to whom the Company makes no representation) has taken, and none of them will take (other than the Underwriters, as to whom the Company makes no representation), any action that would reasonably be expected to cause this Agreement or the issuance or sale of the Securities to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations, in each case as in effect, or as the same may hereafter be in effect, at the time of purchase;

          (gg) the Company (a) has been subject to the requirements of Section 12 or 15(d) of the Exchange Act and has filed all the material required to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act for a period of at least thirty-six calendar months immediately preceding the filing of the Registration Statement and (b) has filed in a timely manner all reports required to be filed during the thirty-six calendar months and any portion of a month immediately preceding the filing of the Registration Statement, including any report filed in accordance with Rule 12b-25(b) under the Exchange Act; since the date of the filing of the Registration Statement, the aggregate market value of the Company's voting and non-voting common equity held by non-affiliates of the Company has been $150 million or more; and

          (hh) the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

        4.    Certain Covenants of the Issuers.    The Issuers, jointly and severally, hereby covenant and agree with each Underwriter:

          (a)  to furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided neither Issuer shall be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Securities); and to promptly advise you of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (b)  to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Act, on or before the second business day following the date of this Agreement (or such earlier time as may be required by the Act) and to furnish promptly (and, with respect to the initial delivery of such Prospectus, not later than 10:00 A.M. (New York City time) on or before the second business day following the date of this Agreement or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Issuers shall have made any amendments or supplements thereto) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Act, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T; in the event any Underwriter is required to deliver a prospectus within the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Securities, the Issuers will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

          (c)  to advise you promptly, confirming such advice in writing, of (i) the receipt of any comments from the Commission relating to the Registration Statement, any amendment thereto, the Prospectus or any amendment or supplement thereto, any filing of the Issuers under the Act or the Exchange Act that is incorporated by reference in the Registration Statement or Prospectus, (ii) any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and (iv) the initiation, threatening or contemplation of any proceedings for any of such purposes; and, if the Commission or any other governmental agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus, including by filing any documents that would be incorporated therein by reference, and, during the Distribution Period (as defined below), to file no such amendment or supplement to which you shall reasonably object to in writing;

          (d)  subject to paragraph (b) above, to file promptly all reports and any definitive proxy or information statement required to be filed by the Issuers with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and to promptly notify you of such filing;

          (e)  to furnish to you and, upon request, to each of the other Underwriters for a period of two years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or either Issuer shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Issuers is listed, and (iv) such other information as you may reasonably request regarding the Company or its Subsidiary, in each case as soon as such communications, documents or information becomes available;

          (f)    to advise the Underwriters promptly of the happening of any event known to the Issuers during such period of time after the first date of the public offering of the Securities during which a prospectus relating to the Securities is required to be delivered under the Act in connection with sales by the Underwriters or any dealer (the "Distribution Period"), which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Issuers' expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

          (g)  to make generally available to its security holders, and to deliver to you, a consolidated earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than fifteen months after the end of the Company's current fiscal quarter; provided, however, that this Section 4(g) will not be construed to require the Company to file any periodic report referred to in Rule 158 prior to the time at which such report is otherwise due;

          (h)  to furnish to you two manually signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

          (i)    to furnish to you as early as practicable prior to the time of purchase, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its Subsidiary which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(b) hereof;

          (j)    to apply the net proceeds from the sale of the Securities in the manner set forth under the caption "Use of proceeds" in the Prospectus;

          (k)  to pay all costs, expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters, except as set forth under Section 5 hereof and (iv) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale, authentication and delivery of the Notes and/or the Guarantees, as applicable, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, and any closing documents (including compilations thereof), the Indenture, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Indenture under the Trust Indenture Act or the Securities for offering and sale under state or Canadian provincial laws and the determination of their eligibility for investment under state or Canadian provincial law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) the approval of the Securities by the DTC for "book entry" transfer, (vi) the fees and expenses of the Trustee and its counsel in accordance with the Indenture, (vii) any filing for review of the public offering of the Securities by the NASD and (viii) the performance of the Company's other obligations hereunder;

          (l)    during the Distribution Period, to furnish to you, not less than one business day (at least 24 hours) before filing with the Commission, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15 of the Exchange Act; and

          (m)  Until 90 days following the time of purchase, the Issuers will not, without the prior written consent of UBS Warburg LLC, sell or contract to sell or announce the offering of, any debt securities of the Issuers with characteristics and terms similar to those of the Securities.

        5.    Reimbursement of Underwriters' Expenses.    If the Securities are not delivered for any reason other than the termination of this Agreement pursuant to the first two paragraphs of Section 7 hereof or pursuant to the last paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Issuers shall, in addition to paying the amounts described in Section 4(k) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

        6.    Conditions of Underwriters' Obligations.    The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Issuers on the date hereof and at the time of purchase, and the performance by the Issuers of their respective obligations hereunder and to the following additional conditions precedent:

          (a)  The Issuers shall furnish to you at the time of purchase (i) an opinion of Stoel Rives LLP, counsel for the Issuers, addressed to the Underwriters in the form of Exhibit A hereto and (ii) an opinion of Donald J. Ekman, Executive Vice President of Legal Affairs for the Company, addressed to the underwriters in the form of Exhibit B hereto, each dated the time of purchase with reproduced copies for each of the other Underwriters and in form satisfactory to Cahill Gordon & Reindel, counsel for the Underwriters.

          (b)  You shall have received from PricewaterhouseCoopers LLC, letters dated, respectively, the date of this Agreement and the time of purchase and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS Warburg LLC.

          (c)  You shall have received at the time of purchase the favorable opinion of Cahill Gordon & Reindel, counsel for the Underwriters, dated the time of purchase, as to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (d)  No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall be filed to which the Underwriters reasonably object in writing.

          (e)  All filings with the Commission required by Rule 424 under the Act to have been filed by the time of purchase shall have been made within the applicable time period prescribed for such filing by Rule 424.

          (f)    At the time of purchase (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act and be remaining in effect and no proceedings initiated under Section 8(d) or 8(e) of the Act shall be pending; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (g)  Between the time of execution of this Agreement and the time of purchase no material adverse change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, assets, properties, prospects, condition or results of operations of the Company and its Subsidiary, taken as a whole, shall have occurred or become known to the Company.

          (h)  Each of the Issuers shall have delivered to you at the time of purchase a certificate signed by two of its executive officers to the effect that the representations and warranties of such Issuer as set forth in this Agreement are true and correct as of each such date, that such Issuer has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and that the conditions set forth in paragraphs (f) and (g) of this Section 6 have been satisfied.

          (i)    Between the time of execution of this Agreement and the time of purchase, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any surveillance or review or possible change that does not indicate an improvement, in the rating accorded any securities of, or guaranteed by, the Company or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

          (j)    All agreements set forth in the representation letter to the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer shall have been complied with.

          (k)  At the time of purchase, the Company shall have (i) mailed or caused to be mailed to all holders of the Company's outstanding 10 5/8% Senior Subordinated Notes due 2004 (the "Existing Notes") a notice of redemption for the Existing Notes (in an aggregate amount equal to the net proceeds from the sale of the Notes as contemplated hereby (comprised of the gross proceeds less underwriting discounts and related expenses)) in accordance with Article 3 of the Indenture, dated August 13, 1997 between the Company and U.S. Trust Company of California, N.A., as amended, relating to the Existing Notes (the "Existing Indenture") and (ii) deposited with the Trustee the net proceeds received by the Company from the sale of the Notes as contemplated hereby.

          (l)    Prior to the time of purchase, as the case may be, the Issuers shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

        7.    Termination.    The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS Warburg LLC or any group of Underwriters (which may include UBS Warburg LLC) which has agreed to purchase in the aggregate at least 50% of aggregate principal amount of the Notes, if, (x) since the time of execution of this Agreement, or the respective dates as of which information is given in the Registration Statement and Prospectus as of the time of execution of this Agreement, there has been any material adverse change (financial or otherwise) or any development involving a material adverse change (financial or otherwise) occurs (other than as referred to in the Registration Statement and Prospectus), in the business, assets, properties, prospects, condition or results of operations of the Company and its Subsidiary, taken as a whole, which would, in the judgment of UBS Warburg LLC, make it impracticable to market the Securities on the terms and in the manner contemplated by the Prospectus, or (y) since the time of execution of this Agreement there shall have occurred any downgrading, or any notice shall have been given of (A) any intended or potential downgrading or (B) any surveillance or review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act, or (z) if, at any time prior to the time of purchase (i) trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, or (ii) if a banking moratorium shall have been declared either by the United States or New York State authorities, or if there has been a material disruption in securities settlement or clearance services in the United States, or (iii) if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in each case, in the judgment of UBS Warburg LLC, would make it impracticable to market the Securities on the terms and in the manner contemplated by the Prospectus.

        If UBS Warburg LLC elects to terminate this Agreement as provided in this Section 7, the Issuers and each other Underwriter shall be notified promptly by letter or telegram.

        If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Issuers shall be unable to comply with any of the terms of this Agreement, the Issuers shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(k), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Issuers under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

        8.    Increase in Underwriters' Commitments.    Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Notes (together with the Guarantee endorsed thereon) to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the aggregate principal amount of Notes which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of Notes, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate principal amount of Notes they are obligated to purchase pursuant to Section 1 hereof) the aggregate principal amount of Notes agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Notes shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Notes shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Notes set opposite the names of such non-defaulting Underwriters in Schedule A.

        Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Securities hereunder unless all of the Securities are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

        If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

        The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

        If the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the aggregate principal amount of Notes which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Notes which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Issuers to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Issuers. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        9.    Indemnity and Contribution.

          (a)  Each of the Issuers, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any

  Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Issuers) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Issuers), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading; provided, however, that the indemnity agreement contained in this subsection (a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Securities which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Securities to such person, unless the failure is the result of noncompliance by the Company with paragraph (f) of Section 4 hereof.

        If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Issuers pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Issuers in writing of the institution of such Proceeding and the Issuers shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Issuers shall not relieve the Issuers from any liability which the Issuers may have to any Underwriter or any such person or otherwise, other than pursuant to Section 9(a) to the extent that the Issuers are materially prejudiced as a result of such omission to so notify. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Issuers in connection with the defense of such Proceeding or the Issuers shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Issuers (in which case the Issuers shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Issuers and paid as incurred (it being understood, however, that the Issuers shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Issuers shall not be liable for any settlement of any Proceeding effected without the written consent of the Company but if settled with the written consent of the Company, the Issuers, jointly and severally, agree to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (b)  Each Underwriter severally agrees to indemnify, defend and hold harmless the Issuers, their directors and officers, and any person who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Issuers or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Issuers) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, it being understood and agreed that the only such information furnished by or on behalf of each Underwriter consists of the fourth and the fifth paragraphs under the caption "Underwriting" in the Prospectus.

        If any Proceeding is brought against the Issuers or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Issuers or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Issuers or any such person or otherwise, other than pursuant to Section 9(b) to the extent that such Underwriter is materially prejudiced as a result of such omission to so notify. The Issuers or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Issuers or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Issuers and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or failure to act, by or on behalf of such indemnified party.

          (c)  If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Notes. The relative fault of the Issuers on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Issuers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

          (d)  The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above.

  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

          (e)  The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Issuers contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Issuers, their directors or officers or any person who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Issuers and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Issuers, against any of the Issuers' officers or directors, in connection with the issuance and sale of the Securities, or in connection with the Registration Statement or Prospectus.

        10.    Notices.    Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention: Syndicate Department and, if to the Issuers, shall be sufficient in all respects if delivered or sent to the Issuers at the offices of the Company at 9275 S.W. Peyton Lane, Wilsonville, Oregon 97070, Attention: Executive Vice President of Legal Affairs.

        11.    Governing Law; Construction.    This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        12.    Submission to Jurisdiction.    Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Issuers consent to the jurisdiction of such courts and personal service with respect thereto. The Issuers hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Warburg LLC or any indemnified party. Each of UBS Warburg LLC and each of the Issuers (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Issuers, jointly and severally, agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Issuers and may be enforced in any other courts in the jurisdiction of which the Issuers are or may be subject, by suit upon such judgment.

        13.    Parties at Interest.    The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Issuers and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

        14.    Counterparts.    This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

        15.    Successors and Assigns.    This Agreement shall be binding upon the Underwriters and the Issuers and their successors and assigns and any successor or assign of any substantial portion of the Issuers' and any of the Underwriters' respective businesses and/or assets.

        16.    Miscellaneous.    UBS Warburg LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

        A lending affiliate of UBS Warburg LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg LLC.

        If the foregoing correctly sets forth the understanding among the Issuers and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers, jointly and severally, and the Underwriters, severally.

Very truly yours,
HOLLYWOOD ENTERTAINMENT CORPORATION
By:	/s/ DONALD J. EKMAN Name: Donald J. Ekman Title: Executive Vice President
HOLLYWOOD MANAGEMENT COMPANY
By:	/s/ DONALD J. EKMAN Name: Donald J. Ekman Title: Secretary

Accepted and agreed to as of the date first above written
UBS WARBURG LLC
By:	/s/ MICHAEL CONNOLLY Name: Michael Connolly Title: Executive Director
By:	/s/ CRAIG WADLER Name: Craig Wadler Title: Director
BEAR, STEARNS & CO. INC.
By:	/s/ LARRY B. ALLETTO Name: Larry B. Alletto Title: Senior Managing Director

SCHEDULE A

Underwriters	Principal Amount of Notes
UBS Warburg LLC	$180,000,000
Bear, Stearns & Co. Inc.	$45,000,000

Total	$225,000,000

EXHIBIT A

[FORM OF OPINION OF STOEL RIVES LLP]

        1.    The Company has been duly incorporated and is validly existing as a corporation under the laws of the state of Oregon, with full corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver the Underwriting Agreement and the Indenture and to issue, sell and deliver the Notes as contemplated by the Underwriting Agreement.

        2.    To such counsel's knowledge, the Company has no subsidiaries other than the Subsidiary. The Subsidiary has been duly incorporated and is validly existing as a corporation under the laws of the state of Oregon with full corporate power and corporate authority to own, lease and operate its properties and to conduct its business, to execute and deliver the Agreement and the Indenture and to issue and deliver the Guarantee as contemplated by the Agreement.

        3.    The Company is duly qualified to do business as a foreign corporation in good standing in every state of the United States other than Oregon. The Subsidiary is duly qualified to do business as a foreign corporation in good standing in Tennessee.

        4.    The Underwriting Agreement has been duly authorized, executed and delivered by each of the Issuers.

        5.    The Indenture has been duly authorized, executed and delivered by each of the Issuers. The Indenture constitutes a valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms; and the Indenture has been duly qualified under the Trust Indenture Act.

        6.    The Notes have been duly authorized, executed and delivered by the Company. The Notes constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and are entitled to the benefits provided by the Indenture; and the Notes and the Indenture conform in all material respects to the descriptions thereof in the Registration Statement and Prospectus.

        7.    The Guarantee endorsed on the Notes has been duly authorized, executed and delivered by the Guarantor. The Guarantee constitutes the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, and is entitled to the benefits provided by the Indenture; and the Guarantee conforms in all material respects to the descriptions thereof in the Registration Statement and Prospectus.

        8.    The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus;

        9.    To such counsel's knowledge, other than the Subsidiary, the Company does not own or control, directly or indirectly, any corporation, association or other entity; all of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, to such counsel's knowledge, except as otherwise stated in the Registration Statement and Prospectus, are owned by the Company, in each case subject to no security interest, other encumbrance or adverse claim except for the pledge of the stock of the Subsidiary to the agent (for the benefit of the lenders) under the Credit Agreement, dated as of March 18, 2002, as amended, among the Company, the agent for the lenders and the lenders named therein; to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiary are outstanding.

        10.  The execution, delivery and performance of the Underwriting Agreement by the Issuers and the consummation by the Issuers of the transactions contemplated thereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of, or constitute a default under), any provisions of the articles of incorporation or bylaws of either of the Issuers or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, lease, contract or other agreement or instrument listed as an exhibit to the Company's Form 10-K for the year ended December 31, 2001 or listed as an exhibit to any subsequent periodic or current report of the Company filed with the Commission, or under any federal, New York or Oregon state law, regulation or rule (including federal securities laws and regulations administered by the Commission) or any decree, judgment or order known to such counsel to be applicable to either Issuer.

        11.  Neither the Company nor its Subsidiary is in violation of its articles of incorporation or bylaws.

        12.  The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission.

        13.  Each required filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) under the Act has been made in accordance with Rule 424(b) under the Act.

        14.  No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official (including under the federal securities laws and regulations administered by the Commission) is required on the part of the Issuers (except (A) such of the foregoing as have been obtained under the Act and the Exchange Act (B) such of the foregoing as have been obtained under the Trust Indenture Act of 1939, as amended, and (C) such of the foregoing as may be required under state or other jurisdiction securities or Blue Sky laws governing the purchase and distribution of the Securities, as to which we express no opinion) for the issuance and sale of the Securities to the Underwriters as contemplated by the Underwriting Agreement.

        15.  To our knowledge, there are no agreements, contracts, indentures, leases or other instruments that are required by the Act to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not so described or filed, as the case may be.

        16.  Neither the Company nor HMC is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

        In addition, we participated in conferences with certain officers and other representatives of the Company, its independent public accountants, the Underwriters and the Underwriters' counsel at which the contents of the Registration Statement, the Prospectus and related matters were discussed. We are not, however, passing upon, and do not assume any responsibility for, and we have not independently checked or verified, the accuracy, completeness or fairness of the information contained in the Registration Statement or the Prospectus.

        Based upon our participation as described in the preceding paragraph: (i) we are of the opinion that: (A) the documents of the Company incorporated by reference in the Prospectus (other than the financial statements and related notes and schedules and other financial and statistical data included or incorporated by reference therein, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and (B) the Registration Statement and the Prospectus (other than the financial statements and related notes and schedules and other financial and statistical data contained or incorporated by reference therein, as to which we express no opinion), comply as to form in all material respects with the requirements of the Act, (ii) we confirm that no facts have come to our attention which cause us to believe that, at the time the Registration Statement became effective, the Registration Statement (other than the financial statements and related notes and the schedules and other financial and statistical data included or incorporated by reference therein, as to which we express no belief), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) we confirm that no facts have come to our attention which cause us to believe that the Prospectus (other than the financial statements and related notes and the schedules and other financial and statistical data included or incorporated by referenced therein, as to which we express no belief), as of its date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iv) we confirm that no facts have come to our attention which cause us to believe that, as of the date hereof, either the Registration Statement or the Prospectus (other than the financial statements and related notes and schedules and other financial and statistical data included or incorporated by reference therein, as to which we express no belief), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

EXHIBIT B

[FORM OF OPINION OF DONALD J. EKMAN]

        1.    Neither the Company nor its Subsidiary is in violation of its charter or by-laws or, to such counsel's knowledge, is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or its Subsidiary is a party or by which any of them or their respective properties may be bound or affected or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or its Subsidiary, except for breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

        2.    There are no actions, suits, claims, investigations or proceedings pending, or, to such counsel's knowledge, threatened or contemplated to which the Company or its Subsidiary is subject or of which any of their respective properties is subject at law or in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described.

QuickLinks

  Exhibit 1.1
UNDERWRITING AGREEMENT
SCHEDULE A
  EXHIBIT A
[FORM OF OPINION OF STOEL RIVES LLP]
  EXHIBIT B
[FORM OF OPINION OF DONALD J. EKMAN]